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                                                                    Exhibit 3.50

                                     BYLAWS

                                       OF

                            FOREST ACQUISITIONS, INC.


                                    ARTICLE I

                                     OFFICES

     1.1. PRINCIPAL OFFICE. Until changed by the Board of Directors, the principal office and place of business of this corporation shall be established and maintained at 501 South Street, Concord, New Hampshire, 03304.

     1.2. OTHER OFFICES. This corporation may also have offices at such other places both within and without the State of New Hampshire as the Board of Directors may from time to time determine or the business of this corporation may require.

     1.3. REGISTERED AGENT AND OFFICE. The registered office of this corporation shall be the residence or business office of its Registered Agent, in Concord, New Hampshire. The address of the Registered Agent and registered office may be changed from time to time by resolution of the Board of Directors, but shall in any event be maintained in the State of New Hampshire.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1. ANNUAL MEETINGS. Annual meetings of the stockholders, commencing with the year 1995, shall be held at the corporation's principal office on the First
(1st) day in May or on such other date and at such time as the Board of Directors may determine. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the election of directors shall not be held at the annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon as convenient thereafter.

     2.2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, by the Articles of Incorporation, or by other agreements of this corporation, may be called by the President or by the Board of Directors, and shall be called by the President or the Secretary at the written request of the

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holders of not less than one-tenth (1/10) of all outstanding shares of this corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     2.3. NOTICE. Except as otherwise prescribed by statute, written notice of any annual or special meeting shall be given to each stockholder entitled to vote there at not less than ten (10) days nor more than fifty (50) days before the date of meeting, unless such notice be waived in writing, either before or after the meeting, by each stockholder entitled thereto.

     2.4. STOCKHOLDER LIST. The officer who has charge of the stock ledger of this corporation shall keep a complete list of the stockholders entitled to vote for the election of directors. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten (10) days prior to the annual meeting of the stockholders at the business address of the officer in charge of the stock ledger, and the list shall be produced and kept at the time and place of election during the whole time thereof and shall be available for the inspection of any stockholder who may be present at said meeting.

     2.5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.6. VOTING AND PROXIES. At every meeting of the stockholders, each stockholder shall be entitled to one vote in

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person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     2.7. UNANIMOUS CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, of the Articles of Incorporation, or of these Bylaws, the meeting and vote of stockholders may be dispensed with if written consents setting forth the action so taken are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Secretary as part of the corporate records.

                                   ARTICLE III

                                    DIRECTORS

     3.1. NUMBER. The number of directors of this corporation shall be not less than one (1) nor more than five (5), the exact number to be determined by vote of the stockholders. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Directors need not be stockholders or residents of the State of New Hampshire.

     3.2. RESIGNATION. A director may resign at any time by giving written notice to the board, the president or the secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     3.3. REMOVAL. At any special meeting of the stockholders called for the purpose, any director or directors may be removed either for or without cause by the affirmative vote of the holders of a majority of all the shares of stock issued, outstanding, and entitled to vote. At the meeting held for the purpose of removal, the vacancies thus created may be filled by the affirmative vote of a majority of all of the shares of stock issued, outstanding, and entitled to vote.

     3.4. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from resignation may be filled by a majority of the directors then in office, though less than a quorum. Unless sooner replaced, any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor, and any directorship filled by reason of an increase in the authorized number of directors shall be held until the next annual election of directors.

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     3.5.  DUTIES AND POWERS OF DIRECTORS. The business of this corporation shall be managed under the direction of its Board of Directors, which shall exercise all corporate powers of this corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation directed or required to be exercised or done by the stockholders.

     3.6. MEETINGS. The Board of Directors of this corporation may hold meetings, both regular and special, either within or without the State of New Hampshire.

     3.7. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately following, and at the same place as, the annual meeting of the stockholders. In the event such meeting is not held immediately following the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. The Board of Directors may provide, by resolution, the time and place for additional regular meetings without other notice than such resolution.

     3.8. SPECIAL MEETINGS. Special meetings of the Board may be called by the President with notice to each director as provided in the following section. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one (1) director.

     3.9. NOTICE. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Notice of meetings other than regular meetings shall be given by written notice to each director, delivered in person or by mailing to him at his last known address, such notice specifying the time and place of such meeting. Such written notice shall be given to each director at least seven (7) days, including the date of mailing, before the date designated therein for such meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting the lack of notice to him or who signs a written waiver of notice.

     3.10. QUORUM. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, until a quorum shall be present, adjourn the meeting from time to time without notice other than announcement at the meeting.

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     3.11. VOTING. At all meetings of the Board of Directors, each director shall have one (1) vote, irrespective of the number of shares of stock that he may hold.

     3.12. UNANIMOUS CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may, to the extent allowed by law, be taken without a meeting if all members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board.

     3.13. COMPENSATION OF DIRECTORS. The Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving this corporation in any other capacity and receiving compensation therefor.

     3.14. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

     4.1. NUMBER. The officers of this corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer, and a Secretary. The Board of Directors may also choose a Chairman, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Two or more offices may be held by the same person. As it shall deem necessary, the Board of Directors may appoint other officers and agents, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

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     4.2.  ELECTION. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect a President, a Treasurer, a Secretary, and such other officers as it shall have determined to be necessary under the preceding section.

     4.3. COMPENSATION. The salaries of all officers of this corporation shall be fixed by the Board of Directors.

     4.4. TERM. The officers of this corporation shall hold office until their successors are chosen and shall have qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of this corporation shall be filled by the Board of Directors as soon as convenient after the vacancy occurs.

     4.5. DUTIES OF OFFICERS. The duties and powers of the officers of this corporation shall be those listed below or expressly conferred upon the officer by the Board of Directors, except where expressly delegated by the Board of Directors to, or required by statute to be otherwise performed by, some other officer or agent of this corporation:

     (a) PRESIDENT. The President shall be the principal executive officer of this corporation, shall preside at all meetings of the Board of Directors and stockholders, unless a Chairman of the Board is appointed, and, subject to the control of the Board of Directors, shall in general supervise all of the business and affairs of this corporation. He shall (i) present at each annual meeting of the stockholders a report of the condition of the business of this corporation, (ii) cause to be called regular and special meetings of the stockholders and directors in accordance with these Bylaws, (iii) appoint and remove, employ and discharge, and fix the compensation of all servants, agents, and employees of this corporation, other than the duly appointed officers, subject to the approval of the Board of Directors, (iv) sign and make all contracts, leases, deeds, mortgages, and other instruments on behalf of this corporation which the Board of Directors has authorized to be executed, (v) see that the books, reports, statements, and certificates required of this corporation by the statutes are properly kept, made, and filed according to law, and (vi) enforce these Bylaws and perform all the duties incident to the position and office and which are required by law. He may sign certificates of stock, notes, drafts, bills of exchange, warrants, or

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           other order for the payment of money duly drawn by the Treasurer.

     (b) CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside in lieu of the President at all meetings of the Board of Directors and stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     (c) VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors and, in the order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

     (d) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of said meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, be custodian of the corporate records, keep the register of stockholders and stock transfer records of this corporation, and perform such other duties as may be prescribed by the Board of Directors or as may be required by law. He shall have custody of the corporate seal of this corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it. The Board of Directors, however, may also give general authority to any other officer to affix the seal of this corporation.

     (e) TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to this corporation and shall deposit all monies and other valuable effects in the name and to the credit of this corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of this corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of this corporation. If required by the Board of Directors, he shall give this

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           corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to this corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to this corporation.

     (f) ASSISTANT SECRETARY. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     (g) ASSISTANT TREASURER. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasure and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

     5.1. DESCRIPTION. Every holder of stock in this corporation shall be entitled to have a certificate, signed by or in the name of this corporation by the President or Vice President, and countersigned by the Secretary or Assistant Secretary of this corporation, certifying the number of shares owned by him in this corporation and sealed with the seal of this corporation. If this corporation shall be authorized to issue more than one class of stock, or more than one series of any class, then the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which this corporation shall issue to represent such class of stock; provided, however, that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which this corporation shall issue to represent such class or series of stock, a statement that this corporation will furnish without charge to each stockholder who so requests, the designations, preferences, and relative, participating, optional,

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or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

     5.2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by this corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give this corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify this corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

     5.3. FACSIMILE OF SIGNATURE. Where a certificate is manually signed on behalf of a transfer agent or a registrar, the signature of the President, Vice President, Secretary, or Assistant Secretary required thereon may be facsimile. If any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease, whether because of death, resignation, or otherwise, to be such officer or officers of this corporation be fore such certificate or certificates have been delivered by this corporation, then such certificate or certificates may nevertheless be adopted by this corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of this corporation.

     5.4. TRANSFER OF STOCK. The stock of this corporation, irrespective of class, shall be assignable and transferable on the books of this corporation only by the person in whose name it appears on said books or his legal representatives. In the case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate shall be issued. However, in the event of loss, mutilation, or destruction of a certificate, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

     5.5. REGISTERED STOCKHOLDERS. This corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and this corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other

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notice thereof, except as otherwise provided by the laws of the state of
New Hampshire.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1. DIVIDENDS. Dividends upon the capital stock of this corporation, subject to the provisions in the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of this corporation, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of this corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of this corporation, or for such other purpose as the directors shall think conducive to the interest of this corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     6.2. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of this corporation.

     6.3. CHECKS AND NOTES. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of this corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. No loans shall be contracted on behalf of this corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     6.4. SEAL. The corporate seal shall be circular in form and shall contain the name of this corporation, the year of its creation, and the words "INCORPORATED NEW HAMPSHIRE". Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or imprinted.

     6.5. NOTICE AND WAIVER OF NOTICE. Whenever notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the

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records of this corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by statute. Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Articles of Incorporation of this corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     6.6. VOTING STOCK IN OTHER CORPORATIONS. Whenever this corporation shall own stock of another corporation, the President or Treasurer, acting either in person or by proxy, may exercise in the name on behalf of this corporation all rights of ownership thereof, but the Board of Directors may from time to time, either generally or in any specific instance, delegate like authority to any one or more other persons.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be altered, amended, or repealed and new bylaws adopted only by the affirmative vote of the holders of seventy-five percent (75%) or more of all the shares of stock then issued, outstanding, and entitled to vote.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1. GENERAL. This corporation shall indemnify and reimburse any person who was or is a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such party (or the person whose legal representative or successor such party is) was or is (a) serving as a director, officer, or employee of this corporation, or, at this corporation's request, of another entity in which this corporation has an interest, or (b) serving at the request of this corporation as a fiduciary of any deferred compensation plan of this corporation or of another entity in which this corporation has an interest. Such indemnification and reimbursement shall include all expenses (including attorney's fees), judgments, money decrees, fines, penalties, or amounts

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paid in settlement actually and reasonably incurred by such person in connection with the defense or reasonable settlement of any such action, suit, or proceeding, or any appeal therefrom, to the extent and under the circumstances permitted by the State Business Corporation Act.

     9.2. DETERMINATION. Unless ordered by a court or administrative agency having jurisdiction, the indemnification and reimbursement provided for above shall be made only as authorized in a specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances. With respect to persons other than directors, such determination shall be made by the Board of Directors by a majority vote. With respect to directors, such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     9.3. RIGHT NOT EXCLUSIVE. The foregoing right of indemnification shall not be exclusive of other rights to which such person, or the legal representatives or successors of such person, may be entitled under any agreement, law, vote of stockholders or disinterested directors, or otherwise.


Dated: December 29, 1994

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